UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, Advaxis, Inc., a Delaware corporation (the “Company”), and each of Daniel J. O’Connor, Chief Executive Officer and President, Gregory T. Mayes, Executive Vice President and Chief Operating Officer, Mark J. Rosenblum, Senior Vice President, Chief Financial Officer and Secretary, Robert G. Petit, Executive Vice President and Chief Scientific Officer, and Chris L. French, Vice President and Executive Director, Medical Affairs, of the Company (each, an “Executive”), voluntarily entered into an amendment (each, an “Amendment” and collectively, the “Amendments”) to their respective employment agreements (each, an “Employment Agreement”).

Under the terms of each Amendment, all of the Executives voluntarily agreed to utilize a percentage of their base salary for stock compensation. Common stock of the Company (“Common Stock”) will be acquired by each Executive based on the fair market value of the Common Stock on the date of acquisition. The allocation between the cash and equity components of each Executive’s base salary is as follows:

Executive	% of base salary in cash	% of base salary in Common Stock
Daniel J. O’Connor	75.0	25.0
Gregory T. Mayes, III	92.5	7.5
Mark J. Rosenblum	92.5	7.5
Robert G. Petit	91.5	8.5
Chris L. French	95.0	5.0

The stock compensation will be acquired by the Executives on the last business day of each fiscal quarter of the Company in accordance with the terms and provisions of the Company's 2011 Omnibus Incentive Plan (as such plan is amended from time-to-time).

The Amendments also clarify that Severance Payments (as such term is defined in the respective Employment Agreements) and benefits, if any, payable to each Executive in accordance with their respective Employment Agreements are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code.

The Amendments entered into by and between the Company and Mr. O’Connor, Mr. Rosenblum, Mr. Petit and Ms. French also clarify that each such Executive’s permission to purchase discounted Common Stock in any capital raise conducted by the Company shall only be to the extent permitted by, and on terms consistent with, the Company's 2011 Omnibus Incentive Plan, applicable law and the rules and regulations of NASDAQ (or such other applicable exchange).

Pursuant to the terms of the Amendment entered into by and between the Company and Mr. O’Connor, Mr. O’Connor’s base salary compensation is increased to (i) $325,000.00, effective from the date of Mr. O’Connor’s appointment as CEO of the Company through December 31, 2014, (ii) $350,000.00 on January 1, 2015 through December 31, 2015, and (iii) $375,000.00 on January 1, 2016 through the remainder of the Initial Term (as such term is defined in Mr. O’Connor’s Employment Agreement) and, to the extent the Initial Term of his Employment Agreement is extended in accordance with the provisions thereof, through December 31, 2016, subject to adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer

Date: December 19, 2013